LP Reports Second Quarter 2014 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the second quarter of 2014, which included the following:

•	Total sales for the second quarter of $519 million were lower by 9 percent compared to the year ago quarter.

•	Income from continuing operations was $2 million ($0.01 per diluted share).

•	Non-GAAP adjusted loss from continuing operations was $4 million ($0.03 per diluted share).

•	Adjusted EBITDA from continuing operations for the second quarter was $26 million compared to $122 million in the second quarter of 2013.

•	Cash and cash equivalents were $555 million as of June 30, 2014.

"LP's Siding business had another quarter of record volume shipments of SmartSide despite a tepid housing recovery in the quarter," said Curt Stevens, Chief Executive Officer. "Strong demand from retail, repair and remodeling and non-residential structures allowed for continued growth in this business."

For the second quarter of 2014, LP reported income from continuing operations of $2 million, or $0.01 per diluted share, as compared to $94 million, or $0.65 per diluted share for the second quarter of 2013.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. The OSB segment reported net sales for the second quarter of 2014 of $224 million, a decrease from $306 million of net sales in the second quarter of 2013. For the second quarter of 2014, the OSB segment reported an operating loss of $6 million compared to operating income of $95 million in the second quarter of 2013. For the second quarter, adjusted EBITDA from continuing operations for this segment decreased by $99 million compared to the second quarter of 2013. For the second quarter, sales volumes were higher by 11 percent and sales prices decreased by 36 percent compared to the same period in 2013. The decrease in sales price accounted for approximately $118 million of the decrease in both operating results and adjusted EBITDA from continuing operations.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $170 million in the second quarter of 2014, an increase of 11 percent from $153 million in the year-ago second quarter. For the second quarter of 2014, the

Siding segment reported operating income of $26 million compared to $27 million in the year-ago quarter. For the second quarter, LP reported $30 million in adjusted EBITDA from continuing operations for this segment, a decrease of $1 million compared to the second quarter of 2013. The decrease in OSB sales prices sold in this segment accounted for approximately $2 million of the decrease in both operating results and adjusted EBITDA from continuing operations.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). These products are principally used in new construction. EWP sales in the second quarter of 2014 totaled $81 million, an increase from $61 million reported in the second quarter of 2013. Operating losses were $5 million for the second quarter of 2014 and 2013. LP reported an improvement in adjusted EBITDA from continuing operations of $2 million for this segment as compared to the same quarter in 2013.

SOUTH AMERICA SEGMENT

The South American segment consists of OSB mills located in Chile and Brazil. South America sales in the second quarter of 2014 totaled $42 million, down from $44 million in the year-ago second quarter. For the second quarter of 2014, the South America segment reported operating income of $4 million compared to $6 million in the second quarter of 2013. South America reported $7 million in adjusted EBITDA from continuing operations for this segment in the second quarter down from $9 million in 2013.

COMPANY OUTLOOK

"All the signs point to improving demand for housing given demographics, an improving economy and job growth," continued Stevens. "However, for this recovery to reach its potential, steps must be taken to foster credit access to the first time home buyer," he concluded

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company as well as reconciliation of non-GAAP results.
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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net sales	$518.5	$567.0	$963.2	$1,098.1

Income (loss) from operations	$(3.9)	$88.7	$(14.1)	$177.2

Income (loss) from continuing operations before taxes and equity in income of unconsolidated affiliates	$(5.8)	$114.3	$(26.2)	$195.0

Non-GAAP adjusted income (loss) from continuing operations	$(4.4)	$58.4	$(11.4)	$116.6

Income (loss) from continuing operations	$2.1	$94.1	$(12.1)	$159.1

Net income (loss)	$2.1	$94.3	$(12.1)	$159.4

Net income (loss) per share - basic	$0.01	$0.68	$(0.09)	$1.15

Net income (loss) per share - diluted	$0.01	$0.65	$(0.09)	$1.10

Average shares of stock outstanding - basic	140.8	139.1	140.8	138.8

Average shares of stock outstanding - diluted	144.0	144.1	140.8	144.3

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net sales	$518.5	$567.0	$963.2	$1,098.1
Operating costs and expenses:
Cost of sales	461.5	418.0	849.9	805.2
Depreciation and amortization	24.9	20.6	50.5	39.2
Selling and administrative	35.9	35.0	76.8	70.2
Gain on sale or impairment of long-lived assets, net	(0.5)	(0.7)	(0.5)	(0.7)
Other operating credits and charges, net	0.6	5.4	0.6	7.0
Total operating costs and expenses	522.4	478.3	977.3	920.9
Income (loss) from operations	(3.9)	88.7	(14.1)	177.2

Non-operating income (expense):
Interest expense, net of capitalized interest	(7.4)	(9.8)	(15.1)	(20.4)
Investment income	1.7	3.1	3.5	6.6
Other non-operating items	3.8	32.3	(0.5)	31.6
Total non-operating income (expense)	(1.9)	25.6	(12.1)	17.8

Income (loss) from continuing operations before taxes and equity in income of unconsolidated affiliates	(5.8)	114.3	(26.2)	195.0
Provision (benefit) for income taxes	(6.7)	24.3	(12.3)	47.2
Equity in income of unconsolidated affiliates	(1.2)	(4.1)	(1.8)	(11.3)
Income (loss) from continuing operations	2.1	94.1	(12.1)	159.1

Income from discontinued operations before taxes	—	0.2	—	0.5
Provision for income taxes	—	—	—	0.2
Income from discontinued operations	—	0.2	—	0.3

Net income (loss)	$2.1	$94.3	$(12.1)	$159.4
Income (loss) per share of common stock (basic):
Income (loss) from continuing operations	$0.01	$0.67	$(0.09)	$1.14
Income from discontinued operations	—	0.01	—	0.01
Net income (loss) per share	$0.01	$0.68	$(0.09)	$1.15
Net income (loss) per share of common stock (diluted):
Income (loss) from continuing operations	$0.01	$0.65	$(0.09)	$1.10
Income from discontinued operations	—	—	—	—
Net income (loss) per share	$0.01	$0.65	$(0.09)	$1.10

Average shares of stock outstanding - basic	140.8	139.1	140.8	138.8
Average shares of stock outstanding - diluted	144.0	144.1	140.8	144.3

CONDENSED CONSOLIDATED BALANCE SHEETS
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	June 30, 2014	December 31, 2013
ASSETS
Cash and cash equivalents	$554.7	$656.8
Receivables	145.4	78.1
Inventories	235.6	224.4
Other current assets	7.1	7.7
Deferred income taxes	23.2	50.9
Assets held for sale	16.3	16.3
Total current assets	982.3	1,034.2

Timber and timberlands	68.8	71.6

Property, plant and equipment, at cost	2,311.1	2,294.6
Accumulated depreciation	(1,432.8)	(1,407.8)
Net property, plant and equipment	878.3	886.8

Goodwill	9.7	9.7
Notes receivable from asset sales	432.2	432.2
Restricted cash	10.3	11.3
Investments in and advances to affiliates	5.0	3.2
Other assets	45.7	44.3
Total assets	$2,432.3	$2,493.3

LIABILITIES AND EQUITY
Current portion of long-term debt	$2.3	$2.3
Accounts payable and accrued liabilities	154.1	161.9
Current portion of contingency reserves	2.0	2.0
Total current liabilities	158.4	166.2

Long-term debt, excluding current portion	761.3	762.7
Contingency reserves, excluding current portion	13.8	13.3
Other long-term liabilities	133.9	136.1
Deferred income taxes	147.1	188.7

Stockholders’ equity:
Common stock	152.0	152.0
Additional paid-in capital	503.9	508.0
Retained earnings	875.6	887.7
Treasury stock	(225.7)	(232.2)
Accumulated comprehensive loss	(88.0)	(89.2)
Total stockholders’ equity	1,217.8	1,226.3
Total liabilities and stockholders’ equity	$2,432.3	$2,493.3

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$2.1	$94.3	$(12.1)	$159.4
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	24.9	20.6	50.5	39.2
Income from unconsolidated affiliates	(1.2)	(4.1)	(1.8)	(11.3)
Gain on sale or impairment of long-lived assets	(0.5)	(0.7)	(0.5)	(0.7)
Gain on acquisition	—	(35.9)	—	(35.9)
Other operating credits and charges, net	0.6	5.4	0.6	7.0
Stock-based compensation related to stock plans	2.4	2.1	4.5	4.2
Exchange gain (loss) on remeasurement	(3.9)	0.2	1.3	(0.1)
Cash settlement of contingencies	0.5	(0.3)	—	(0.4)
Cash settlements of warranties, net of accruals	(2.3)	(2.3)	(5.0)	(4.3)
Pension expense, net of cash payments	0.7	1.1	1.3	2.6
Non-cash interest expense, net	0.1	0.2	0.6	0.6
Other adjustments, net	0.6	0.1	0.4	0.9
Changes in assets and liabilities, net of acquisition:
(Increase) decrease in receivables	(2.8)	34.5	(67.2)	(17.9)
(Increase) decrease in inventories	40.0	20.5	(11.3)	(28.1)
(Increase) decrease in other current assets	(1.8)	(7.4)	0.7	(6.0)
Increase (decrease) in accounts payable and accrued liabilities	(38.4)	(3.2)	(6.0)	8.9
Increase (decrease) in deferred income taxes	(5.8)	21.7	(13.8)	45.5
Net cash provided by (used in) operating activities	15.2	146.8	(57.8)	163.6
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(18.2)	(12.4)	(42.2)	(25.6)
Investments in and refunds from joint ventures	—	7.1	—	13.9
Proceeds from sales of assets	0.7	1.7	0.8	1.7
Acquisitions, net of cash	—	(67.4)	—	(67.4)
(Increase) decrease in restricted cash under letters of credit/credit facility	1.2	(0.1)	1.0	1.4
Net cash used in investing activities	(16.3)	(71.1)	(40.4)	(76.0)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	—	(2.6)	(1.1)	(3.6)
Short term borrowings, net of repayments	—	(0.1)	—	(0.1)
Taxes paid related to net share settlement of equity awards	(0.1)	(0.2)	(1.5)	(12.0)
Other, net	—	—	—	0.1
Net cash used in financing activities	(0.1)	(2.9)	(2.6)	(15.6)
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	4.2	(2.6)	(1.3)	(2.2)
Net increase (decrease) in cash and cash equivalents	3.0	70.2	(102.1)	69.8
Cash and cash equivalents at beginning of period	551.7	560.5	656.8	560.9
Cash and cash equivalents at end of period	$554.7	$630.7	$554.7	$630.7

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
Dollar amounts in millions	2014	2013	2014	2013
Net sales:
OSB	$223.7	$306.2	$418.6	$592.9
Siding	169.7	152.7	313.2	286.5
Engineered Wood Products	80.6	60.9	147.0	124.3
South America	41.9	44.3	78.5	89.4
Other	4.0	3.7	7.7	6.4
Intersegment Sales	(1.4)	(0.8)	(1.8)	(1.4)
	$518.5	$567.0	$963.2	$1,098.1
Operating profit (loss):
OSB	$(5.5)	$95.4	$(7.4)	$193.5
Siding	25.9	27.1	45.1	47.8
Engineered Wood Products	(5.0)	(5.1)	(8.1)	(8.6)
South America	4.0	6.3	8.2	12.5
Other	(1.3)	(2.2)	(2.0)	(3.8)
Other operating credits and charges, net	(0.6)	(5.4)	(0.6)	(7.0)
Other operating credits and charges associated with unconsolidated affiliates	—	(2.7)	—	(2.7)
Gain on sale or impairment of long-lived assets	0.5	0.7	0.5	0.7
General corporate and other expenses, net	(20.7)	(21.3)	(48.0)	(43.9)
Foreign currency gains (losses)	3.8	(3.6)	(0.5)	(4.3)
Gain on acquisition	—	35.9	—	35.9
Investment income	1.7	3.1	3.5	6.6
Interest expense, net of capitalized interest	(7.4)	(9.8)	(15.1)	(20.4)
Income (loss) from continuing operations before taxes	(4.6)	118.4	(24.4)	206.3
Provision (benefit) for income taxes	(6.7)	24.3	(12.3)	47.2
Income (loss) from continuing operations	$2.1	$94.1	$(12.1)	$159.1

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the quarter and six months ended June 30, 2014 and 2013.

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Oriented strand board, million square feet 3/8" basis(1)	1,066	1,000	2,032	1,892
Oriented strand board, million square feet 3/8" basis (produced by wood-based siding mills)	16	46	45	84
Wood-based siding, million square feet 3/8" basis	266	266	539	517
Engineered I-Joist, million lineal feet(1)	21	18	42	37
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	2,343	1,961	4,671	3,862

(1) Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.